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                                  EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY

1.       The following entities are wholly-owned subsidiaries of  the Company:

         a.      Commodore Media, Inc., a Delaware corporation.
         b. Point Madison Acquisition Company, Inc., a Delaware corporation
         c.      OCC Holding Corporation, a Delaware corporation
         d.      Pacific Star Communications, Inc., a Delaware corporation
         e.      Capstar Broadcasting-Florida, Inc., a Delaware corporation

2. Atlantic Star Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of Commodore Media, Inc.

3. The following entities are wholly-owned subsidiaries of Atlantic Star Communications, Inc.:

         a.      Commodore Media of Delaware, Inc., a Delaware corporation.
         b.      Commodore Media of Pennsylvania, Inc., a Delaware corporation.
         c.      Commodore Media of Florida, Inc., a Delaware corporation.
         d.      Commodore Media of Kentucky, Inc., a Delaware corporation.
         e.      Commodore Media of Norwalk, Inc., a Delaware corporation.
         f.      Commodore Media of Westchester, Inc., a Delaware corporation.

4. Danbury Broadcasting, Inc., a Connecticut corporation, is a wholly-owned subsidiary of Commodore Media of Norwalk, Inc.

5. Southern Star Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of the Commodore Media, Inc.

6. The following entities are wholly-owned subsidiaries of Southern Star Communications, Inc.:

         a.      Atlantic City Broadcasting Corp., a Delaware corporation.
         b.      Breadbasket Broadcasting Corporation, a Delaware corporation.
         c.      Houndstooth Broadcasting Corporation, a Delaware corporation.
         d.      O.C.C., Inc., a Delaware corporation.
         e.      Osborn Entertainment Enterprises Corporation, a Delaware
                 corporation.
         f.      SNG Holdings, Inc., a Delaware corporation.
         g.      Southeast Radio Holding Corp., a Delaware corporation.
         h.      Ameron Broadcasting Corporation, a Delaware corporation.
         i.      WNOK Acquisition Company, Inc., a Delaware corporation.
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7.       The following entities are wholly-owned subsidiaries of O.C.C., Inc.:

         a.      Ladner Communications Holding Corp., a Delaware corporation.
         b.      Mountain Radio Corporation, a Delaware corporation.
         c.      Orange Communications, Inc., a Delaware corporation.
         d.      RKZ Television, Inc., a Delaware corporation.
         e.      Yellow Brick Radio Corporation, a Delaware corporation.

8. The following entities are wholly-owned subsidiaries of Osborn Entertainment Enterprises Corporation:

         a.      Jamboree in the Hills, Inc., a Delaware corporation.
         b.      Music Hall Club, Inc., a West Virginia corporation.

9.       The following entities are wholly-owned subsidiaries of SNG Holdings,
         Inc.:

         a.      Great American East, Inc., a North Carolina corporation.
         b.      Nelson Broadcasting Corporation, a Delaware corporation.
         c.      Short Broadcasting Corporation, a Delaware corporation.

10. The following entities are wholly-owned subsidiaries of Southeast Radio Holding Corp.:

         a.      Asheville Broadcasting Corp., a Delaware corporation.
         b.      Corkscrew Broadcasting Corporation, a Delaware corporation.
         c.      Daytona Beach Broadcasting Corp., a Delaware corporation.
         d.      Rainbow Broadcasting Corporation, a Delaware corporation.

11. The following entities are wholly-owned subsidiaries of Ladner Communications Holding Corp.:

         a.      Beatrice Broadcasting Corporation, a Delaware corporation.
         b.      Currey Broadcasting Corporation, a Delaware corporation.
         c.      Osborn Sound & Communications Corp., a Delaware corporation.
         d.      Waite Broadcasting Corp., a Delaware corporation.


12. Capstar Acquisition Company, Inc., a Delaware corporation, and Benchmark Communications, Inc., a Delaware corporation, are wholly-owned subsidiaries of Commodore Media, Inc.